UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.      )
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NationsHealth, Inc.

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NationsHealth, Inc.
13650 NW 8th Street, Suite 109
Sunrise, FL 33325
(954) 903-5000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 17, 2005
       The 2005 Annual Meeting of Stockholders of NationsHealth, Inc., a Delaware corporation (“NationsHealth” or the “Company”), will be held at the Company’s headquarters located at 13650 N.W. 8th Street, Sunrise, Florida, at 9:00 a.m. Eastern Daylight Time, on Friday, June 17, 2005 for the following purposes:

1. To elect four Class I directors to serve until the 2008 Annual Meeting of Stockholders.

2. To adopt the NationsHealth, Inc. 2005 Long-Term Incentive Plan.

3. To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2005.

4. To transact any other business that may properly come before the meeting or any adjournment of the meeting.
      Only stockholders of record at the close of business on April 25, 2005 will be entitled to vote at the meeting or any adjournment of the meeting.
      It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors,

Timothy Fairbanks
Secretary
April 29, 2005

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 ADOPTION OF THE NATIONSHEALTH, INC. 2005 LONG-TERM INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF AUDITORS
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION
Stock Performance Graph

NATIONSHEALTH, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held
June 17, 2005

       Our Board of Directors is soliciting your proxy with the enclosed proxy card for use at the 2005 Annual Meeting of Stockholders of NationsHealth, Inc. to be held at the Company’s headquarters located at 13650 N.W. 8th Street, Sunrise, Florida, at 9:00 a.m. EDT, on Friday, June 17, 2005, and at any adjournments of the meeting. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 29, 2005.
General Information About Voting
      Who can vote. You will be entitled to vote your shares of NationsHealth Common Stock at the annual meeting if you were a stockholder of record at the close of business on April 25, 2005. As of that date, 26,174,800 shares of Common Stock were outstanding. You are entitled to one vote for each share of Common Stock that you held on that date.
      How to vote your shares. You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, sign, date and return the enclosed proxy card. The proxies named in the enclosed proxy card will vote your shares as you have instructed. If you sign and return the proxy card without indicating how you wish your shares to be voted, the proxies will vote your shares in favor of the proposals contained in this proxy statement, as recommended by our Board of Directors. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting. If you attend the meeting, you can still revoke your proxy by voting in person.
      How you may revoke your proxy. You may revoke the authority granted by your executed proxy at any time before its exercise by filing a written revocation or a duly executed proxy bearing a later date with NationsHealth, Inc., Attention: Timothy Fairbanks, Secretary, or by voting in person at the meeting.
      Quorum. A quorum of stockholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of Common Stock entitled to vote must be present at the meeting, represented either in person or by proxy, to constitute a quorum for the transaction of business. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to vote your shares in person or to revoke your proxy.
      Abstentions and broker non-votes. “Broker non-votes” are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals. Abstentions and broker non-votes will be considered present for purposes of determining a quorum for a particular matter.
      Householding of Annual Meeting Materials. Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 13650 N.W. 8th Street, Suite 109, Sunrise, FL 33325, Attn: Investor Relations, telephone: (954) 903-5087. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Share Ownership
      The following table and footnotes set forth certain information regarding the beneficial ownership of our Common Stock as of April 25, 2005 (the “Record Date”), by (i) persons known by us to be beneficial owners of more than 5% of our Common Stock, (ii) our current executive officers and our named executive officers, (iii) our directors and (iv) all our current executive officers and directors as a group. Except as otherwise set forth, the business address of each beneficial owner is that of the Company.

	Number of Shares
	Beneficially Owned

Name and Address of Beneficial Owner	Shares(1)(2)		Percent

RGGPLS Holding, Inc.(3)	18,205,936	(4)	69.56%
Mark H. Rachesky, M.D. (and certain related persons)(5)	6,531,894	(6)	22.38%
40 West 57th Street, 24th Floor New York, NY 10019
GRH Holdings, L.L.C. (and certain related persons)(7)	5,124,022		19.58%
6701 Nob Hill Road Tamarac, FL 33321
Arthur Spector	360,000		1.38%
Don K. Rice	120,000	(8)	*
George F. Raymond	2,100	(9)	*
Lewis P. Stone(3)	18,205,936	(4)	69.56%
Glenn M. Parker(3)	18,205,936	(4)	69.56%
Timothy Fairbanks	187,343	(10)	*
Gary D. Small	5,000	(11)	*
Michael D. Tabris	5,000	(11)	*
Richard R. Howard	—		—
Elliot F. Hahn	—		—
Raymond N. Steinman	5,000	(11)	*
Robert Gregg(3)	18,205,936	(4)	69.56%
All current executive officers and directors as a group (12 persons)	18,703,036		71.14%

*	Less than 1%.

(1)	Except as otherwise set forth herein, the Company believes that all persons referenced in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by such persons.

(2)	Applicable percentage of ownership as of the Record Date is based upon 26,174,800 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the Rules of the Securities and Exchange Commission (the “SEC”), and includes voting and investment power with respect to shares. Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of the Record Date are referred to as “presently exercisable stock options” or “presently exercisable warrants.” Presently exercisable stock options are deemed outstanding for purposes of computing the percentage of ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)	Based on the Schedule 13D/A filed by RGGPLS Holding, Inc. (“RGGPLS”) with the SEC on March 14, 2005, the shareholders of RGGPLS, who are deemed to share voting and dispositive power over the Common Stock of the Company owned by RGGPLS are Robert Gregg, Lewis P. Stone, Glenn M. Parker, M.D., the Glenn M. Parker 2004 Multigenerational Trust, the Lewis P.

Stone 2004 Multigenerational Trust, the Robert Gregg 2004 Multigenerational Trust and the Robert Gregg Revocable Trust dated December 18, 2000.

(4)	Includes (i) 1,832,247 shares of Common Stock held by RGGPLS Holding, Inc. as trustee of the RGGPLS Holding Bonus Plan and Trust, (ii) 2,809,958 shares of Common Stock issued to GRH Holdings, L.L.C., a Florida limited liability company (“GRH”) which are subject to a Stockholders Agreement dated as of March 9, 2004, and amended as of June 2, 2004 by and among the Company, RGGPLS and GRH (the “Merger Stockholders Agreement”) pursuant to which GRH must vote certain of its shares of Common Stock as directed by RGGPLS and (iii) 1,785,714 shares of Common Stock issued to MHR Capital Partners LP, a Delaware limited partnership (“MHR”) and OTQ LLC, a Delaware limited liability company (“OTQ”) which are subject to a Stockholders Agreement dated as of February 28, 2005, by and among the Company, RGGPLS, GRH, MHR and OTQ (the “MHR Stockholders Agreement”) pursuant to which MHR and OTQ must vote certain of their shares of Common Stock as directed by RGGPLS.

(5)	Based on the Schedule 13D filed by Dr. Mark H. Rachesky and related entities with the SEC on March 9, 2005, Dr. Rachesky exercises voting and/or investment control over the portfolio securities of MHR, OTQ and MHR Capital Partners (100) LP, a Delaware limited partnership (“Capital Partners”).

(6)	Includes (i) 2,046,096 shares of Common Stock held for the account of MHR, (ii) 430,502 shares of Common Stock that are issuable to MHR pursuant to presently exerciseable warrants held for the account of MHR, (iii) 1,151,129 shares of Common Stock that can be obtained by MHR pursuant to presently convertible 7 3/4% senior convertible obligations of the Company (the “Notes”) held for the account of MHR, (iv) 273,285 shares of Common Stock held for the account of Capital Partners, (v) 57,499 shares of Common Stock that can be obtained by Capital Partners pursuant to presently exerciseable warrants held for the account of Capital Partners, (vi) 153,750 shares of Common Stock that can be obtained by Capital Partners pursuant to Notes held for the account of Capital Partners, (vii) 1,020,833 shares of Common Stock held for the account of OTQ, (viii) 242,999 shares of Common Stock that can be obtained by OTQ pursuant to presently exerciseable warrants held for the account of OTQ and (ix) 981,701 shares of Common Stock that can be obtained by OTQ pursuant to Notes held for the account of OTQ.

(7)	Based on the Schedule 13D/A filed by GRH and certain related entities with the SEC on March 14, 2005, the managing member of GRH is Viaura Holdings, Ltd., a Florida limited partnership (“Viaura Holdings”). The general partner of Viaura Holdings is Viaura, Inc., a Florida corporation (“Viaura”). The sole directors and holders of a majority of the issued and outstanding shares of Viaura are Michael and Robin Gusky.

(8)	Includes warrants to purchase 100,000 shares of Common Stock issuable pursuant to presently exercisable warrants.

(9)	Includes warrants to purchase 1,400 shares of Common Stock issuable pursuant to presently exercisable warrants.

(10)	All of these 187,343 shares of Common Stock are owned by the RGGPLS Holding Bonus Plan and Trust of which Mr. Fairbanks is a beneficiary.

(11)	Consists of options to purchase 5,000 shares of Common Stock issuable pursuant to presently exercisable options.
Description of Merger of NationsHealth Holdings, L.L.C. with and into Millstream Acquisition Corporation
      The Company was formed through the merger of NationsHealth Holdings, L.L.C., a privately-held company based in Sunrise, Florida, and Millstream Acquisition Corporation. Millstream was formed on April 11, 2003 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination. On August 28, 2003, Millstream’s initial public offering was consummated. On March 9, 2004, Millstream entered into a definitive merger agreement with NationsHealth Holdings.

On August 30, 2004, the shareholders of Millstream voted to approve the merger agreement. Upon consummation of the merger on August 31, 2004, NationsHealth Holdings merged with and into Millstream and Millstream changed its name to NationsHealth, Inc. The membership interests in NationsHealth Holdings were converted into a total of 21,375,000 shares of Millstream’s common stock, or approximately 81.7%, of the subsequently outstanding common stock of the combined company.
      Immediately prior to the merger, Dr. Mark Rachesky and certain entities controlled by him held 36.2% of the voting common stock of Millstream. Upon consummation of the merger, RGGPLS Holding, Inc. controlled the Company by holding 69.62% of the Common Stock. As of the Record Date, RGGPLS Holding, Inc. continues to beneficially own 69.56% of the Company’s Common Stock.
      Pursuant to a Stockholders Agreement dated as of March 9, 2004, and amended as of June 2, 2004 by and among the Company, RGGPLS Holding, Inc. and GRH Holdings, L.L.C., GRH must vote certain of its shares of Common Stock as directed by RGGPLS.
Section 16(a) Beneficial Ownership Reporting Compliance
      Our executive officers, directors and persons who own beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) to file reports of ownership and changes in their ownership of the Company’s Common Stock with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for 2004 our executive officers, directors and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that a Form 3 was not timely filed on behalf of one of our directors, Mr. George F. Raymond, due to unavoidable circumstances. Mr. Raymond’s Form 3 was subsequently filed one business day after the actual due date.
PROPOSAL 1
ELECTION OF DIRECTORS
      Our Board of Directors has fixed the number of directors at eleven (11) for the coming year. Under our charter, our Board is divided into three classes, with each class having as nearly equal number of directors as possible. The term of one class expires at each annual meeting of stockholders, with their successors being subsequently elected to a three year term at such meeting of stockholders. At the 2005 Annual Meeting, four Class I Directors will be elected, each to hold office for a three year term and until their successors are elected and qualified. Our Board of Directors has nominated Timothy Fairbanks, Gary D. Small, D.P.M., Raymond N. Steinman and Michael D. Tabris for reelection as Class I Directors at the upcoming 2005 Annual Meeting. Each has consented to serve, if elected. If any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board of Directors.
Votes Required
      Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Nominees for Director
      The following table contains certain information as of March 25, 2005 about the nominees for Class I Director and current directors whose term of office will continue after the 2005 Annual Meeting.

Business Experience During Past Five Years
Name and Age	and Other Directorships	Director Since

Class I Directors (present term expires 2005)

Timothy Fairbanks Age: 31	Timothy Fairbanks currently serves as the Chief Financial Officer of the Company. Mr. Fairbanks has been the head of finance at NationsHealth since November 2002. From 1996 to 1999, Mr. Fairbanks was in charge of various financial aspects of Republic Industries/ Republic Services Group. From 1999 to 2001, Mr. Fairbanks was also vice president in the finance department of PrintSource U.S.A., a commercial printing consolidation company. Mr. Fairbanks received a B.S. in Finance from Florida Atlantic University in 1996.	August 2004

Gary D. Small, D.P.M. Age: 41	Gary D. Small, D.P.M. is a practitioner and teacher of podiatric medicine. Dr. Small was named the director of podiatric medical education at Larkin Community Hospital in Miami, Florida in 1998 and continues to serve in that capacity. He has been a member of the clinical faculty of the Barry University School of Podiatric Medicine since 1995. Dr. Small, an active member of the Dade County Podiatric Medical Association, has served as that organization’s president, vice president, treasurer and secretary. Dr. Small received a B.S. in zoology from the University of Florida and a P.A. from the Barry University School of Podiatric Medicine. He is certified in podiatric medicine and is a diplomate of the American Board of Podiatric Surgery.	August 2004

Michael D. Tabris Age: 67	Michael D. Tabris is a retired public relations executive and practitioner with over 40 years of experience focused primarily on corporate communications. Throughout his career he has focused on a wide variety of high profile, sensitive and controversial issues. He has managed the public relations functions of several Fortune 100 companies, including serving in vice presidential and corporate officer capacities. From 1961 to 1968, Mr. Tabris had responsibilities over internal and then external communications for United Parcel Service. From 1968 to 1979, he served as director of public relations and customer communications for Celanese Fibers Marketing Company. From 1979 to 1985, he served as corporate director of communications and government affairs at Occidental Chemical Corporation. From 1985 to 1987 he was corporate director of public affairs for Phillip Morris Companies, Inc. From 1987 to 1989 he was vice president of corporate affairs of Mack Truck. From 1990 to 1991, Mr. Tabris was vice president of public affairs for The Greater Cleveland Hospital Association. From 1992 to 2003, Mr. Tabris was a public relations consultant. Mr. Tabris received a B.S. in journalism, public relations and marketing from New York University and continues to serve as a member of the Public Relations Society of America.	August 2004

Business Experience During Past Five Years
Name and Age	and Other Directorships	Director Since

Raymond N. Steinman Age: 40	Raymond N. Steinman has been president of Bralco Group, a marketing and event consulting firm, since December 2004. Prior to the Bralco Group, Mr. Steinman served as vice president of Music and Live Entertainment for Five Star Productions, one of the country’s largest independent television, film and special event companies. Prior to holding this position, Mr. Steinman was a vice president with Clear Results Productions, a subsidiary of Clear Channel Communications Worldwide, from 1998 until 2004. Mr. Steinman received a B.S. in engineering from the University of South Florida in 1987.	August 2004

Class II Directors (present term expires 2006)

Lewis P. Stone Age: 44	Lewis P. Stone currently serves as the President and Chief Information Officer of the Company. From June 2002 to August 31, 2004, Mr. Stone served as the chief information officer and a preferred member representative of NationsHealth Holdings. Between 1982 and 1986, Mr. Stone was promoted from consultant to manager in Andersen Consulting’s Advanced Systems Group. In 1987, Mr. Stone co-founded BrownStone Solutions, an enterprise software company, where he served as president and software architect until 1996. BrownStone Solutions was acquired by Platinum Technology, Inc. in 1995. From 1997 to 1998, Mr. Stone served as a software consultant at Maxim Group, Inc., a consultancy firm. In October 1998, he founded ParkStone Medical Info Systems, Inc. with Dr. Parker, where he served as chief technology officer until June 2001. In July 2001, he founded United States Pharmaceutical Group, L.L.C. with Dr. Parker and Mr. Gregg. Mr. Stone received a B.S. in Computer and Systems Engineering from Rensselaer Polytechnic Institute in 1982.	August 2004

Don K. Rice Age: 56	Prior to August 31, 2004, Don K. Rice was a member of the board of directors of Millstream Acquisition Corporation since its inception. Mr. Rice is a co-founder and the managing partner of Rice Sangalis Toole & Wilson, a privately held firm that invests primarily in the subordinated debt of middle market companies located throughout the United States. Mr. Rice also serves as a director and member of the audit committee of Millstream II Acquisition Corp., a public company which serves as a special purpose acquisition company. Prior to forming Rice, Sangalis Toole & Wilson, Mr. Rice was president and chief executive officer of First Texas Merchant Banking Group, a firm that specialized in providing subordinated debt financing. Previously, Mr. Rice was a vice president of PruCapital, Inc., an investment subsidiary of The Prudential Insurance Company of America. Mr. Rice received a B.B.A. and M.B.A. from the University of Texas.	April 2003

Business Experience During Past Five Years
Name and Age	and Other Directorships	Director Since

Richard R. Howard Age: 56	Richard R. Howard has served as president of Flagship Healthcare Management, Inc., a healthcare company, since June 2004. Mr. Howard also serves as a director and member of the audit committee of NetFabric Corporation, a public company that develops and markets voice over internet protocol equipment and services. From January 2003 to June 2004, Mr. Howard was a principal of BLH Strategies LLC, a business consulting firm. Mr. Howard is a retired vice chairman of Genesis Healthcare Ventures, now NeighborCare, Inc. At Genesis, Mr. Howard was responsible for Genesis ElderCare’s five regional operations, plus clinical practice, real estate and property management. Prior to becoming vice chairman in 1998, Mr. Howard served as president and chief operating officer of Genesis. He joined Genesis in 1985 as vice president of development. Mr. Howard’s experience also includes over ten years in the banking industry. Mr. Howard is a graduate of the Wharton School, University of Pennsylvania, where he received a Bachelor of Science degree in Economics in 1971. Mr. Howard is a member of the Corporation’s audit committee.	August 2004

George F. Raymond Age: 68	George F. Raymond is a private investor and, since 1989, has been president of Buckland LLC, a private consulting company in the information technology industry. He founded Automatic Business Centers, Inc. (“ABC”), a payroll processing company in 1972 and sold the company to CIGNA Corporation in 1983. Mr. Raymond and other members of ABC’s management repurchased ABC in 1986 from CIGNA and sold ABC to Automatic Data Processing Corporation in 1989. Mr. Raymond is a director and serves on the audit committees of the following public companies: BMC Software, Inc. (a software company), DocuCorp International, Inc. (a document management company) and Emtec, Inc. (an information technology services company). Mr. Raymond received a BBA in accounting from the University of Massachusetts in 1959 and was licensed as a public accountant in 1965.	August 2004

Business Experience During Past Five Years
Name and Age	and Other Directorships	Director Since

Class III Directors (present term expires 2007)

Arthur Spector Age: 64	Arthur Spector currently serves as the chairman of the Board of Directors of the Company. Prior to August 31, 2004, Mr. Spector was the chairman of the board, chief executive officer and president of Millstream Acquisition Corporation since its inception in April 2003. Arthur Spector currently serves as chief executive officer and chairman of the board of Millstream II Acquisition Corp., a special purpose acquisition company, since its inception in September 2004. Since 1997, Mr. Spector has served as managing director of the general partner and of the management company of Safeguard International Fund, L.P., an international private equity fund. Mr. Spector also serves as a director and officer of several portfolio companies of Safeguard International. From March 1995 to October 2002, Mr. Spector served as chairman of the board of Neoware Systems, Inc., a manufacturer of sophisticated computer appliances and related software, and from May 1996 until June 1997, he also served as its president and chief executive officer. Mr. Spector has also served as a director of Docucorp International, a public document automation company, since 1997. Mr. Spector has been a director of Timminco, Inc., a public specialty metals company, since 2004. From 1998 to 2002, Mr. Spector served as a director of USDATA Corporation, a software company. Mr. Spector received a B.S. from the Wharton School of Finance at the University of Pennsylvania and a J.D. from the University of Pennsylvania Law School.	April 2003

Glenn M. Parker, M.D. Age: 41	Glenn M. Parker, M.D. currently serves as the chief executive officer of the Company. Prior to August 31, 2004, Dr. Parker was the chief executive officer and a preferred member representative of NationsHealth Holdings since its formation. From September 1996 to October 1998, Dr. Parker practiced as a physician at Sussman, Staller and Parker. In October 1998, he founded ParkStone Medical Info Systems, Inc., a healthcare technology company, with Lewis P. Stone, where he served as chief executive officer until June 2000. In July 2001, Dr. Parker founded US Pharmaceutical Group, L.L.C. with Robert Gregg and Lewis P. Stone. Dr. Parker received a B.S. from the University of Florida in 1986 and an M.D. from the New York Medical College in 1993. Dr. Parker is licensed as a medical doctor by the Florida Department of Health.	August 2004

Business Experience During Past Five Years
Name and Age	and Other Directorships	Director Since

Elliot F. Hahn, Ph.D. Age: 60	Elliot F. Hahn, Ph.D. is the chairman emeritus of Andrx Corp. Since October 2004, Dr. Hahn has been president and a director of SoLapharm, Inc., a pharmaceuticals company. Since 1988, Dr. Hahn has been an adjunct associate professor at the University of Miami, School of Medicine. Dr. Hahn served as vice president of scientific affairs of IVAX Corporation from June 1990 until February 1993, where he was involved in the evaluation and international licensing of product opportunities and was responsible for maintaining the intellectual property of IVAX. He served as president of Andrx Corporation from February 1993 until March 2003, as the chairman of the board of directors from June 2002 until March 2003 and as chief executive officer from October 2001 until June 2002. Dr. Hahn serves as a director of Andrx Corp. and Able Laboratories, Inc., both publicly traded pharmaceutical companies. He holds a B.S. from City College of New York and a Ph.D. in chemistry from Cornell University.	August 2004
Board and Committee Matters

Board and Committee Matters
      Independence. Our Board of Directors has determined that four of the current directors, Don K. Rice, Richard R. Howard, George F. Raymond and Elliot Hahn, are independent directors as defined by applicable NASDAQ Marketplace Rules governing the independence of directors.
      Board Meetings and Committees. Our Board of Directors held four meetings during 2004. Each of the directors then in office attended at least 75% in the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served, except that Dr. Heinz C. Schimmelbusch, a former director attended one of the two meetings held while he was in office. Nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances.
      Stockholder Communications. Any stockholder wishing to communicate with the Company’s Board of Directors, a particular director or any committee of the Board of Directors may do so by sending written correspondence to the Company’s principal executive offices, c/o Timothy Fairbanks. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.
      Our Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Company has no nominating committee because it is a “controlled” company within the meaning of NASDAQ Marketplace Rule 4350(c), and therefore need not have a nominating committee. RGGPLS Holding’s beneficial ownership of the Company’s Common Stock is the basis for the determination that the Company is a “controlled” company.
      Audit Committee. The Audit Committee has authority to select and engage our independent auditors and is responsible for reviewing our audited financial statements, accounting processes and reporting systems and discusses the adequacy of our internal financial controls with our management and our auditors. The Audit Committee also is responsible for overseeing the independence of, and approving all services provided by our independent auditors.
      The members of the Audit Committee are Don K. Rice, Richard R. Howard and George F. Raymond, Chairman. Our Board of Directors has considered and concluded that Messrs. Rice, Howard and Raymond satisfy the independence, financial literacy and expertise requirements as defined by applicable NASDAQ National Market standards governing the qualifications of Audit Committee members. Additionally, our Board of Directors has determined that Mr. Raymond qualifies as an audit committee financial expert under the rules of the SEC.
      The Audit Committee held one meeting during fiscal 2004. The Audit Committee operates under a written charter adopted by the Board and attached to this proxy statement as Appendix A. For more information about the Audit Committee, including its audit services pre-approval procedures, see “Report of the Audit Committee” and “Information Concerning Our Auditors” in this proxy statement.
      Compensation Committee. The Compensation Committee determines the compensation to be paid to NationsHealth’s executive officers, including the Chief Executive Officer. The Committee also administers the NationsHealth, Inc. 2004 Incentive Stock Plan, including the grant of options under that plan. The Committee consists entirely of independent directors of NationsHealth. The members of the Compensation Committee are Don K. Rice, Richard R. Howard and Elliot F. Hahn, Ph.D., Chairman. For more information about the Compensation Committee, see the “Compensation Committee Report on Executive Compensation” in this proxy statement.
Director Compensation
      Director Fees. Our independent directors receive compensation for their services as directors in the form of a retainer of $15,000, payable in quarterly installments, a fee of $1,000 for each Board meeting attended ($500 for attendance by conference call), and a fee of $1,000 for each committee meeting attended ($500 for attendance by conference call), plus reimbursement for travel expenses. We pay the chairman of the Audit Committee of the Board of Directors an additional $10,000 per year and the chairman of the Compensation Committee an additional $5,000 per year to serve. Our directors who are not deemed to be independent and are not employees of NationsHealth receive compensation for their services as directors in the form of a retainer of $3,750, payable in quarterly installments, a fee of $500 for each Board meeting attended ($250 for attendance by conference call), plus reimbursement for travel expenses. Our Chairman of the Board of Directors receives an annual salary of $250,000, paid bi-monthly, plus bonus, which was $50,000 for 2004. Directors who are also our employees receive no additional compensation for serving as directors.
      Stock Options. In addition to the director fees, each of our non-employee directors receives stock options. The amount of options granted to each director is negotiated on an individual basis. The options granted to directors during 2004 are listed in the following table.

Director	Options Granted in 2004

Arthur Spector, Chairman of the Board of Directors	65,375
Elliot F. Hahn, Ph.D.	34,500
George F. Raymond	33,000
Richard R. Howard	33,000
Don K. Rice	30,000
Michael D. Tabris	5,000
Gary D. Small, D.P.M	5,000
Raymond N. Steinman	5,000
Certain Relationships and Related Transactions
      Since August 2004, Lewis P. Stone has served as a director and as the President and Chief Information Officer of the Company. Mr. Stone’s father-in-law, Michael Tabris has also served as a director of the Company since August 2004.
      In October 2003, NationsHealth Holdings L.L.C. entered into a distribution agreement with a vendor who subsequently acquired a membership interest in NationsHealth Holdings L.L.C., which was subsequently converted into common stock of NationsHealth, Inc. The agreement requires us to make minimum purchases of diabetes supplies over the term of the agreement, which expires on December 31,

2006. The future minimum required purchases amount to approximately $14,301,000 for 2005 and $28,931,000 for 2006. For 2004 and 2003, the Company had total purchases from this vendor of approximately $9,642,000 and $879,000, respectively, of which the total amount relating to the minimum purchase commitment was $8,686,000.
PROPOSAL 2
ADOPTION OF THE NATIONSHEALTH, INC. 2005 LONG-TERM INCENTIVE PLAN
      The Board of Directors has adopted the NationsHealth, Inc. 2005 Long-Term Incentive Plan (the “2005 Plan” or the “Plan”) and is submitting the Plan to stockholders for approval.
Background
      At the time of the merger that formed NationsHealth, the Company’s stockholders approved the NationsHealth 2004 Incentive Stock Plan (the “2004 Plan”). Under the 2004 Plan, 1.9 million shares of common stock of the Company (“Common Stock”) were reserved for issuance. Approximately 1,479,625 shares have been issued or are reserved for issuance pursuant to outstanding awards, leaving 420,375 shares of Common Stock available for future awards. The 2004 Plan will remain in effect, and the remaining shares will continue to be available for future awards under the 2004 Plan, regardless of whether stockholders approve the 2005 Plan.
      Under the 2004 Plan, long-term incentive awards consisted exclusively of stock options. The Board of Directors believes that it is in the best interest of the Company and its stockholders to have the flexibility to make other types of awards, including stock appreciation rights, restricted stock, restricted stock units, and other types of equity-based compensation. If approved, the 2005 Plan would provide this flexibility.
Description of the 2005 Plan
      The text of the 2005 Plan is attached to this Proxy Statement as Appendix B. The following description of the 2005 Plan is qualified in its entirety by reference to the text of the Plan.
      Purposes of the Plan. The purposes of the 2005 Plan are: (a) to attract, retain, and provide additional incentives to highly competent employees, directors, and consultants; and (b) to promote the success of the Company’s business.
      Administration. The 2005 Plan will be administered by the Compensation Committee. The Compensation Committee will at all times be composed of two or more members of the Board of Directors who are not employees or consultants of the Company. The Plan gives the Compensation Committee discretion to make awards under the Plan, to set the terms of award agreements (including the type and amount of any award), to establish rules for the interpretation and administration of the Plan), and to make other determinations and take other actions consistent with the terms and purposes of the Plan.
      The Compensation Committee may delegate to one or more of the Company’s executive officers the authority to select individuals (other than executive officers) to receive awards under the Plan and to determine the amount and types of awards granted to individuals who are selected.
      Eligibility. Any employee of the Company or its affiliates, any consultant whom the Compensation Committee determines is significantly responsible for the Company’s success and future growth and profitability, and any member of the Board of Directors, will be eligible to receive awards under the 2005 Plan. This group includes 11 directors, approximately 370 employees, and consultants.
      Shares Available for Awards. If the 2005 Plan is approved, 2,100,000 shares of the Company’s common stock will be reserved for awards under the Plan. No more than 50% of the reserved shares may be granted under awards other than stock options and stock appreciation rights (each as described below). In general, shares reserved for awards that lapse or are canceled will be added back to the pool of shares available for awards under the Plan. Awards other than stock options, stock appreciation rights, and restricted stock may be settled in media other than common stock, such as cash.
      In any year, an eligible employee, consultant, or director may receive awards with respect to no more than 300,000 shares. If an award is to be settled in a medium other than Common Stock, the number of shares on which the award is based will count toward the limit.
      The Plan authorizes the Compensation Committee to adjust the number of shares available for awards (up or down) in response to changes in the number of outstanding shares of Common Stock, such as dividends payable in stock, stock splits, combinations, and reclassifications. Also, in response to certain extraordinary events (such as extraordinary dividends or a merger or spinoff), the Compensation Committee may provide for cash payments or award substitutions to reflect consideration received by stockholders.
      Vesting and Performance Objectives. Awards under the 2005 Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the Compensation Committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of “Performance Objectives” (as described below), or a combination of both. The Compensation Committee also has authority to provide for accelerated vesting upon occurrence of an event such as a change in control.
      Performance Objectives selected by the Compensation Committee as vesting conditions must be based on one or more of the following general financial and/or operational objectives:

•	Increasing net sales

•	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per share)

•	Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits

•	Achieving a target return on capital, assets, or stockholders’ equity

•	Maintaining or achieving a target level of appreciation in the price of the Common Stock

•	Increasing market share to a specified target level

•	Achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period

•	Achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period

•	Achieving specified reductions in costs

•	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts

•	Expanding one or more products into one or more new markets

•	Acquiring a prescribed number of new customers in a line of business

•	Achieving a prescribed level of productivity within a business unit

•	Completing specified projects within or below the applicable budget
      Each of the Performance Objectives may relate to performance or achievements with respect to the Company, an affiliate of the Company, or a related business unit.
      Approval of the 2005 Plan would include approval of the above list of possible Performance Objectives. The possible Performance Objectives and other terms of awards of performance-based restricted stock or restricted stock units are subject to reapproval by the Company’s stockholders at the first stockholder meeting in 2010. If the Performance Objectives and other terms are not reapproved, the Compensation Committee will not be authorized to grant performance-based restricted stock or restricted stock units after that meeting.
      Types of Awards. The 2005 Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:
      Stock Options. Stock options granted under the 2005 Plan may be either incentive stock options (“ISOs”), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options (“NSOs”), which are not intended to meet those requirements.
      The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant and the term may not be longer than 10 years. If an ISO is granted to an individual who owns more than 10% of the combined voting power of all classes of the Company stock, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant and the term may not be longer than five years. The 2005 Plan prohibits repricing of outstanding stock options.
      Award agreements for stock options may include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. If an award agreement does not have rules for exercise after termination of service, the stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.
      Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of Common Stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. Under the 2005 Plan, all stock appreciation rights must be settled in Common Stock.
      Award agreements for stock appreciation rights may include rules for exercise of the stock appreciation rights after termination of service. If an award agreement does not have rules for exercise after termination of service, the stock appreciation rights will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.
      Restricted Stock. Restricted stock is Common Stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.
      During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.
      Restricted Stock Units. A restricted stock unit entitles the grantee to receive Common Stock, or cash (or other property) based on the value of Common Stock, after a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit is forfeited. The Compensation Committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividends on the underlying Common Stock.
      Other Equity-Based Awards. The 2005 Plan also authorizes the Compensation Committee to grant other types of equity-based compensation. For example, the Compensation Committee may grant shares of Common Stock upon the achievement of Performance Objectives.

      Nontransferability. In general, awards under the 2005 Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the Compensation Committee may allow the transfer of NSOs to members of a Plan participant’s immediate family or to a trust, partnership, or corporation in which the parties in interest are limited to the participant and members of the participant’s immediate family.
      Amendment and Termination. The Board of Directors or the Compensation Committee may amend, alter, suspend, or terminate the Plan at any time. If necessary to comply with any applicable law (including stock exchange rules), the Company will first obtain stockholder approval.
      Amendments, alterations, suspensions, and termination of the Plan generally may not impair a participant’s (or a beneficiary’s) rights under an outstanding award. However, rights may be impaired (a) if necessary to comply with an applicable law or accounting principles (including a change in the law or accounting principles); (b) pursuant to a written agreement with the participant; or (c) during the pendency or in recognition of unusual or nonrecurring events.
      Effective Date and Duration. The 2005 Plan’s effective date is April 25, 2005. However, the Plan and any awards will be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.
      Unless it is terminated sooner, the 2005 Plan will terminate upon the earliest of (a) April 24, 2015; (b) the 10th anniversary of the date the 2005 Plan is approved by the Company’s stockholders; or (c) the date all shares available for issuance under the Plan have been issued and vested.
Federal Income Tax Consequences
      The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2005 Plan, based on the current provisions of the Code and regulations, are as follows:
      Grant, Exercise, and Lifting of Restrictions. The grant of a stock option will have no tax consequences to the recipient or to the Company or its affiliates. In general, upon the exercise of an ISO, the employee will not recognize income and the employer will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.
      Upon the exercise of an NSO, the employee (or consultant or director, as applicable) will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and the Company (or the affiliate that granted the option) will generally be entitled to a tax deduction in the same amount. If the acquired shares are restricted stock (i.e., they are not transferable and are subject to a substantial risk of forfeiture), the tax consequences for restricted stock (described below) will apply.
      If an employee (or consultant or director) transfers NSOs to members of his or her immediate family or to a trust, partnership, or corporation (as described above), the transfer will not be a taxable event. Upon the exercise of the NSOs (by the family member, trust, partnership, or corporation), the employee (or consultant or director) will recognize ordinary income.
      The grant of a stock appreciation right will have no tax consequences to the recipient or to the Company or its affiliates. Upon the exercise of a stock appreciation right, the employee (or consultant or director, as applicable) will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and the Company (or the affiliate that granted the option) will generally be entitled to a tax deduction in the same amount.
      In general, the grant of restricted stock, a restricted stock unit, or another equity award will have no tax consequences to the recipient or to the Company or its affiliates. When the award is settled (or, in the case of restricted stock, when the restrictions are lifted), the employee (or consultant or director, as applicable) will recognize ordinary income equal to the excess of (1) the applicable shares’ fair market value on the date the restrictions are lifted over (2) the amount, if any, paid for the shares by the employee (or consultant or director); the Company (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the employee (or consultant or director) will recognize ordinary income equal to the net amount received, and the Company (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount). The grantee of a restricted stock award may elect to be taxed on the date of grant rather than on the date when the restrictions are lifted.
      Sale of Shares. When an employee (or director or consultant) sells shares received under any award other than an ISO, the employee (or director or consultant) will recognize capital gain or loss equal to the difference between the sale proceeds and the employee’s (or director’s or consultant’s) basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lifting of restrictions, in the case of restricted stock) plus any amount paid for the shares.
      When an employee disposes of ISO shares, the difference between the amount realized by the employee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the employee does not hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, then: (1) the excess of the ISO shares’ fair market value on the exercise date over the exercise price will generally be treated as ordinary income for the employee; (2) the difference between the sale proceeds and the ISO shares’ fair market value on the exercise date will be treated as a capital gain or loss for the employee; and (3) the employer will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee.
      Deduction Limits. In general, a corporation is denied a deduction for any compensation paid to its chief executive officer or to any of its four most highly compensated officers (other than the chief executive officer) to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. “Performance-based compensation” is not subject to this deduction limit. The 2005 Plan permits the grant of awards that qualify as performance-based compensation — such as restricted stock and restricted stock units that are conditioned on achievement of one or more Performance Objectives, and stock options and stock appreciation rights — and of awards that do not so qualify — such as restricted stock and restricted stock units that are not conditioned on achievement of Performance Objectives.
      Awards Not Nonqualified Deferred Compensation. Awards under the Plan are not intended to be nonqualified deferred compensation. The Compensation Committee is required to administer, interpret, and construe the 2005 Plan in a manner that does not give rise to tax liability under Section 409A of the Code.
New Plan Benefits
      As described above, the Compensation Committee has full discretion over the selection of employees, directors, and consultants to receive awards under the 2005 Plan and the amount and type of awards granted. Therefore, the benefits under the 2005 Plan that will be received by an individual or group are not determinable. On April 19, 2005, the closing price of the Common Stock on the NASDAQ was $5.51 per share.
Vote Required
      The affirmative vote of a majority of the shares represented and entitled to vote at the meeting (present in person or by proxy) is required to approve the Plan. Abstentions will count as a vote against the proposal, but broker non-votes will have no effect.
      The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3
RATIFICATION OF SELECTION OF AUDITORS
General
      The Audit Committee of the board of directors of the Company has appointed Ernst & Young LLP, as the independent registered public accounting firm for the Company for the year ending December 31, 2005. The Board of Directors has directed that the selection of the accounting firm be submitted for ratification by the stockholders at the 2005 Annual Meeting. The Company has been advised by Ernst & Young LLP that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent registered public accounting firm and clients. Ernst & Young LLP will have representatives at the 2005 Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Change in Auditors
      The Company’s financial statements for 2004 were audited by Rachlin Cohen & Holtz LLP. The financial statements of Millstream Acquisition Corporation were audited by BDO Seidman, LLP until August 31, 2004. Upon the merger of NationsHealth Holdings L.L.C. with and into Millstream Acquisition Corporation, Rachlin Cohen & Holtz LLP, which had previously been the auditor for NationsHealth Holdings L.L.C., was retained to audit the financial statements of the combined corporation (renamed “NationsHealth, Inc.”) going forward.
      BDO Seidman, LLP’s report on the financial statements of Millstream Acquisition Corporation did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. BDO Seidman, LLP did not advise, and has not indicated to the Company that it had reason to advise the Company or Millstream Acquisition Corporation of any reportable event, as defined in Item 304(a) of Regulation S-K of the Exchange Act. During 2004 and prior years, Millstream Acquisition Corporation had not consulted BDO Seidman, LLP regarding the application of accounting principles, either contemplated or proposed, the type of audit opinion that might have been rendered on Millstream Acquisition Corporation’s financial statements or any other matters that would be required to be reported herein.
      In March 2005, the Audit Committee of the board of directors resolved to terminate the engagement of Rachlin Cohen & Holtz LLP after the completion of the audit of the Company’s financial statements for the year ended December 31, 2004 and engage Ernst & Young LLP as the independent registered public accounting firm of the Company. In connection with their audit for the three years ended 2004 and during the subsequent interim period preceding the replacement of Rachlin Cohen & Holtz LLP, there were no disagreements with Rachlin Cohen & Holtz LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. Rachlin Cohen & Holtz LLP’s report on the financial statements for 2004 and prior years did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During 2004 and prior years, Rachlin Cohen & Holtz LLP did not advise, and has not indicated to the Company that it had reason to advise, the Company of any reportable event, as defined in Item 304(a) of Regulation S-K of the Exchange Act. During 2004 and prior years, the Company had not consulted Rachlin Cohen & Holtz LLP regarding the application of accounting principles, either contemplated or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or any other matters that would be required to be reported herein.
Information Concerning Our Auditors
      The firm of Rachlin Cohen & Holtz LLP, independent accountants, examined the Company’s financial statements for the year ended December 31, 2004. Representatives of Rachlin Cohen & Holtz

LLP are expected to attend the 2005 Annual Meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.
      The following table shows (i) the fees paid or accrued by us for the audit and other services provided by Rachlin Cohen & Holtz LLP for fiscal year 2004, (ii) the fees paid or accrued by Millstream Acquisition Corporation for the audit and other services provided by BDO Seidman, LLP for fiscal years 2003 and 2004 and (iii) the fees paid or accrued by NationsHealth Holdings, L.L.C. for the audit and other services provided by Rachlin Cohen & Holtz LLP for fiscal year 2003:

	Year Ended December 31,

	2004	2003

Audit fees(1)	$354,000	$169,000
Audit related fees(2)	128,000	45,000
Tax fees(3)	50,000	4,000
All other fees(4)	—	—

Total fees	$532,000	$218,000

(1)	Audit Fees. The aggregate fees billed for professional services rendered by Rachlin Cohen & Holtz LLP for the fiscal year ended December 31, 2004, for (a) the audit of NationsHealth’s annual financial statements for such fiscal year, and (b) the review of the financial statements included in NationsHealth’s Forms 10-QSB and 10-KSB for each such fiscal period covered by such report, amounted to $354,000. The aggregate fees billed for professional services rendered by BDO Seidman, LLP for the fiscal year ended December 31, 2003, for (a) the audit of Millstream Acquisition Corporation’s annual financial statements for such fiscal year, and (b) the review of the financial statements included in Millstream Acquisition Corporation’s Forms 10-QSB and 10-KSB for each such fiscal year, amounted to $21,000. The aggregate fees billed for professional services rendered by Rachlin Cohen & Holtz LLP for the fiscal year ended December 31, 2003 for the audit of the 2003 financial statements of NationsHealth Holdings, L.L.C. was $148,000.

(2)	Audit-Related Fees. Audit-related fees consisted of fees for services related to comfort letters, consents and assistance provided to the Company or its predecessor, Millstream Acquisition Corporation, on regulatory filings and in conjunction with required SEC filing requirements related to Millstream Acquisition Corporation’s initial public offering as well as financing and acquisition transactions. The aggregate fees billed by Rachlin Cohen & Holtz LLP for audit-related services that are not reported as Audit Fees for the fiscal year ended December 31, 2004 amounted to $51,000. The aggregate fees billed to Millstream Acquisition Corporation for audit-related services rendered by BDO Seidman, LLP that are not reported as Audit Fees for the fiscal year ended December 31, 2004 and 2003 amounted to $77,000 and 45,000, respectively.

(3)	Tax Fees. Tax fees consisted of fees for tax compliance, tax planning and tax advice for the Company and its predecessor, Millstream Acquisition Corporation. The aggregate fees billed to the Company for tax-related services rendered by Rachlin Cohen & Holtz LLP for the fiscal year ended December 31, 2004 amounted to $50,000. The aggregate fees billed to Millstream Acquisition Corporation for tax-related services rendered by BDO Seidman, LLP for the fiscal year ended December 31, 2003 amounted to $4,000.

(4)	All Other Fees. There were no other fees billed to the Company by Rachlin Cohen & Holtz LLP, other than those discussed above, for the fiscal years ended December 31, 2004 and 2003. There were no other fees billed to Millstream Acquisition Corporation by BDO Seidman, LLP for the fiscal year ended December 31, 2004 and 2003.
      Our Audit Committee has adopted procedures requiring its pre-approval of all non-audit (including tax) services performed by the independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent auditor to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent auditor to any member of management.
      The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefor and other related factors are consistent with the independent auditor’s independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent auditor would be functioning in the role of management or in an advocacy role, whether the independent auditor’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent auditor’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent auditor in the period would tend to reduce the independent auditor’s ability to exercise independent judgment in performing the audit.
      All of the non-audit services rendered by Rachlin Cohen & Holtz LLP with respect to the 2004 fiscal year were pre-approved by the Audit Committee in accordance with this policy.
EXECUTIVE OFFICERS AND KEY EMPLOYEES
      The following contains certain information as of March 25, 2005 about the current executive officers and key employees of NationsHealth:

Name	Age	Position

Glenn M. Parker, M.D.	41	Director and Chief Executive Officer
Lewis P. Stone	44	Director, President and Chief Information Officer
Robert Gregg	40	Chief Operating Officer
Timothy Fairbanks	31	Director and Chief Financial Officer
Gregory J. Couto	38	Executive Vice President of Operations
Tracy M. Schmidt, Esq*	35	General Counsel and Executive Vice President Regulatory Operations

*	Key employee
      Glenn M. Parker, M.D. currently serves as a director and the chief executive officer of the Company. Prior to August 31, 2004, Dr. Parker was the chief executive officer and a preferred member representative of NationsHealth Holdings since its formation. From September 1996 to October 1998, Dr. Parker practiced as a physician at Sussman, Staller and Parker. In October 1998, he founded ParkStone Medical Info Systems, Inc., a healthcare technology company, with Lewis P. Stone, where he served as chief executive officer until June 2000. In July 2001, Dr. Parker founded US Pharmaceutical Group, L.L.C. with Robert Gregg and Lewis P. Stone. Dr. Parker received a B.S. from the University of Florida in 1986 and an M.D. from the New York Medical College in 1993. Dr. Parker is licensed as a medical doctor by the Florida Department of Health.
      Lewis P. Stone currently serves as a director, the president and chief information officer of the Company. Prior to August 31, 2004, Mr. Stone served as the chief information officer and a preferred member representative of NationsHealth Holdings since its formation. Between 1982 and 1986, Mr. Stone was promoted from consultant to manager in Andersen Consulting’s Advanced Systems Group. In 1987, Mr. Stone co-founded BrownStone Solutions, an enterprise software company, where he served as president and software architect until 1996. BrownStone Solutions was acquired by Platinum Technology, Inc. in 1995. From 1997 to 1998, Mr. Stone served as a software consultant at Maxim Group, Inc., a consultancy firm. In October 1998, he founded ParkStone Medical Info Systems, Inc. with Dr. Parker, where he served as chief technology officer until June 2001. In July 2001, he founded United States Pharmaceutical Group, L.L.C. with Dr. Parker and Mr. Gregg. Mr. Stone received a B.S. in Computer and Systems Engineering from Rensselaer Polytechnic Institute in 1982. Mr. Stone is the son-in-law of Mr. Tabris, one of the Company’s directors.
      Robert Gregg currently serves as the chief operating officer of the Company. Prior to August 31, 2004, Mr. Gregg had been the chief operating officer and a preferred member representative of NationsHealth Holdings since its formation. From November 1989 to July 2002, Mr. Gregg served as managing director of D.S. Wolf Group, L.L.C., an executive recruiting company. In July 2002 he became chief operating officer and director of US Pharmaceutical Group, L.L.C., and subsequently became chief operating officer and preferred member representative of NationsHealth. Mr. Gregg received his B.S. in business administration from the University of South Florida in 1987.
      Timothy Fairbanks currently serves as a director and the chief financial officer of the Company. Mr. Fairbanks has been the head of finance at NationsHealth since November 2002. From 1996 to 1999, Mr. Fairbanks was in charge of various financial aspects of Republic Industries/ Republic Services Group. From 1999 to 2001, Mr. Fairbanks was vice president in the finance department of PrintSource U.S.A., a commercial printing consolidation company. Mr. Fairbanks received a B.S. in Finance from Florida Atlantic University in 1996.
      Gregory J. Couto currently serves as executive vice president of operations, responsible for the Company’s durable medical equipment, pharmacy, and prescription drug card operations. Mr. Couto has successfully managed the organizational infrastructure of the Company from inception to its current position as a publicly traded company. Prior to joining the Company he founded and served as the Chief Executive Officer of an independent national television production company.
      Tracy M. Schmidt, Esq. currently serves as general counsel and executive vice president regulatory operations of the Company, responsible for its legal and regulatory operations. Ms. Schmidt was previously employed by Health Net, Inc. for eleven years, last serving as the vice president of legal and regulatory affairs for its Florida managed care division. She holds a J.D. from the University of Miami School of Law. In addition to being a member of the Florida Bar, she is certified by the Supreme Court of Florida as a Circuit Civil Mediator and is a Qualified Arbitrator.
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
      The Compensation Committee of the NationsHealth Board of Directors determines the compensation to be paid to NationsHealth’s executive officers, including the Chief Executive Officer. The Committee also administers the NationsHealth, Inc. 2004 Incentive Stock Plan, including the grant of stock options under that plan. The Committee consists entirely of independent directors of NationsHealth. The members of the Committee are Elliot F. Hahn, Ph.D., Richard R. Howard, and Don K. Rice. This report, submitted by the Committee, addresses the Company’s compensation policies for fiscal year 2004 as they affected Dr. Parker, as Chief Executive Officer, and NationsHealth’s other executive officers.

Compensation Philosophy
      NationsHealth’s executive compensation policy is designed to attract, retain, and reward executive officers who contribute to NationsHealth’s long-term success. NationsHealth seeks to maintain an affordable compensation structure that is competitive with the compensation offered by other medical equipment and prescription drug suppliers. The compensation program aligns executive compensation with the achievement of business objectives and individual and corporate performance. Bonuses are included to encourage executives to advance NationsHealth’s business strategy and objectives. In addition, NationsHealth offers executive officers and other key employees and consultants options to purchase the Company’s stock in order to strengthen the mutuality of interests between key service-providers and the Company’s stockholders.
      In executing the Company’s compensation policy, the Committee seeks to reward each executive’s fulfillment of individual responsibilities and achievement of designated objectives related to NationsHealth’s annual and long-term performance. The Committee retains an independent compensation consultant to advise it concerning competitive compensation levels and practices at peer companies. While compensation survey data are useful guides for comparative purposes, the Committee believes that a successful compensation program also requires the application of judgment and subjective assessments of individual performance. Accordingly, the Committee exercises its judgment in applying the compensation policy to individual executives.

Executive Compensation Program
      NationsHealth’s executive compensation package for the Chief Executive Officer and the other named executive officers consists principally of three elements:

•	base salary;

•	annual incentive bonuses based on corporate and individual performance; and

•	periodic grants of stock options under the NationsHealth, Inc. 2004 Incentive Stock Plan.
      Named Executive Officers. Each of Dr. Parker and Messrs. Gregg and Stone entered into employment agreements with the Company in August 2004, at the time of the merger that formed NationsHealth. The employment agreements provide that each of these executive officers is entitled to a minimum base salary of $500,000 per year for a term of five years. The salaries of NationsHealth’s other named executive officers also had been established prior to the merger. The Compensation Committee reviews the base salaries of the named executive officers annually in light of the executive’s prior performance, tenure, and responsibilities, and in comparison with compensation paid to officers in comparable positions at peer companies, to determine whether any adjustment is warranted.
      For fiscal 2004, NationsHealth paid annual incentive bonuses to each of its named executive officers as shown in the Summary Compensation Table. In awarding bonuses for 2004, the Committee considered NationsHealth’s overall performance and each executive’s contribution to the attainment of the Company’s objectives, including the successful completion of the merger in August 2004 and the expansion of the Company’s business.
      Executive officer compensation also includes periodic grants of options to purchase NationsHealth’s common stock. The stock option program provides executives with incentives to contribute to the long-term growth and profitability of the Company and aligns their interests with the interests of the Company’s stockholders. On October 22, 2004, the Committee approved the grant of options covering 417,250 shares of common stock to NationsHealth’s executive officers, as shown in the Option Grant Table. The options have an exercise price of $6.87 per share, the closing price of the Company’s common stock on October 22.
      Chief Executive Officer. The Company and Dr. Parker entered into an employment agreement in August 2004, at the time of the merger that formed NationsHealth. Under the employment agreement, Dr. Parker is entitled to a minimum base salary of $500,000 per year for a term of five years, and an annual bonus based on the achievement of goals established by the Company after consultation with Dr. Parker. The Compensation Committee awarded Dr. Parker a bonus of $250,000 for 2004. In determining the amount of Dr. Parker’s bonus, the Committee took into account Dr. Parker’s leadership and contributions to a number of important business objectives during 2004, including the successful completion of the merger in August 2004 and the launching of NationsHealth as a public company; the successful implementation of a Medicare-approved prescription drug card program; and the development of a retail initiative that allows Medicare beneficiaries to purchase diabetes supplies at Kmart pharmacies. In addition, on October 22, 2004, the Committee awarded Dr. Parker options to purchase 130,750 shares of NationsHealth’s common stock at a price of $6.87 per share, the closing price of the Company’s stock on the option grant date. As in the case of the option grants to the Company’s other executive officers, the option grant to Dr. Parker is a long-term incentive that aligns his interests with the interests of the Company’s stockholders.

Compensation Deductibility
      Section 162(m) of the Internal Revenue Code denies a tax deduction to a public corporation for annual compensation in excess of one million dollars paid to its Chief Executive Officer or any of its four other most highly-compensated officers. This provision excludes certain types of “performance based compensation” from the compensation subject to the limit. NationsHealth did not pay compensation in excess of the one million dollar deduction limit to any officer during 2004, and the Committee does not expect that the Company will pay annual cash compensation exceeding this limit during the next several years. The awards granted under the NationsHealth, Inc. 2004 Incentive Stock Plan are not exempt from the one million dollar deduction limit. The Committee proposes to make future awards to executive officers under the new NationsHealth, Inc. 2005 Long-Term Incentive Plan, which is presented to shareholders for approval at this meeting. The 2005 Long-Term Incentive Plan is designed so that awards under the plan can qualify as “performance-based compensation” that will be exempt from the one million dollar deduction limit. The Committee will continue to assess the impact of Section 162(m) on its compensation practices and will determine what further action, if any, is appropriate.

By the Compensation Committee,

Elliot F. Hahn, Ph.D., Chairman
Richard R. Howard
Don K. Rice

Stock Performance Graph
      The following graph shows a comparison of the cumulative total stockholder returns on our Common Stock over the period from August 31, 2004 (the effective date of the merger between Millstream Acquisition Corporation and NationsHealth Holdings, L.L.C.) to December 31, 2004 as compared with that of the Nasdaq Stock Market (U.S. Companies) Index and a self-determined peer group index comprised of the following companies: Apria Healthcare Group Inc., Lincare Holdings Inc., Matria Healthcare Inc. and Polymedica Corp. (the “Self-Determined Peer Group Index”). The comparison assumes that $100 was invested on August 31, 2004 in the Company’s Common Stock, the Nasdaq Stock Market Index and the Self-Determined Peer Group Index and assumes the reinvestment of all dividends, if any.

	8/31/04	9/30/04	10/29/04	11/30/04	12/31/04

NationsHealth, Inc.	100.000	93.994	95.531	88.687	96.369
Nasdaq Stock Market (U.S. Companies) Index	100.000	102.983	107.159	113.760	118.114
Self-Determined Peer Group Index	100.000	95.423	110.366	117.465	128.129

Summary Compensation Table

						Long-Term Compensation
						Awards
			Annual Compensation
						Restricted	Securities
					Other Annual	Stock	Underlying	All Other
Executive Officer	Year		Salary	Bonus	Compensation(3)	Awards(4)	Options/SARs	Compensation(5)

Arthur Spector(1)	2004		—	—	—	—	—	—
	2003		—	—	—	—	—	—
	2002		—	—	—	—	—	—
Glenn M. Parker,	2004	(2)	$166,667	$250,000	—	—	130,750	$15,540
Chief Executive Officer	2003		—	—	—	—	—	—
	2002		—	—	—	—	—	—
Lewis P. Stone,	2004	(2)	$166,667	$175,000	—	—	130,750	$15,540
President and Chief	2003		—	—	—	—	—	—
Information Officer	2002		—	—	—	—	—	—
Robert Gregg,	2004	(2)	$166,667	$150,000	—	—	130,750	$15,540
Chief Operations	2003		—	—	—	—	—	—
Officer	2002		—	—	—	—	—	—
Timothy Fairbanks,	2004	(2)	$75,000	$143,529	$33,632	$1,401,516	25,000	—
Chief Financial Officer	2003		—	—	—	—	—	—
	2002		—	—	—	—	—	—
Gregory J. Couto,	2004	(2)	$75,000	$282,450	$125,058	$5,606,064	25,000	—
Executive Vice	2003		—	—	—	—	—	—
President of Operations	2002		—	—	—	—	—	—

(1)	Mr. Spector received no compensation as an executive officer of Millstream Acquisition Corporation prior to August 31, 2004. Since the merger of NationsHealth Holdings, L.L.C. with and into Millstream Acquisition Corporation, Mr. Spector was no longer an executive officer of the Company.

(2)	Amounts shown for 2004 relate to the period subsequent to the merger, on August 31, 2004, through December 31, 2004.

(3)	The other annual compensation for Mr. Fairbanks and Mr. Couto relates to employee payroll taxes paid by the Company on their behalf related to the restricted stock transferred by certain of the Company’s principal stockholders to the RGGPLS Holding Bonus Plan and Trust.

(4)	The restricted stock awards represent the value of stock transferred by certain of the Company’s principal stockholders to the RGGPLS Holding Bonus Plan.

(5)	All other compensation consists of life insurance and related income taxes paid by the Company on behalf of executive officers.
Option/ SAR Grants in Last Fiscal Year

	Individual Grants
						Potential Realizable Value
	Number of	Percent of Total				at Assumed Annual Rates of
	Securities	Options/SARs	Exercise	Market		Stock Price Appreciation
	Underlying	Granted to	or Base	Price		for Option Term
	Options/SARs	Employees in	Price Per	Per	Expiration
Executive Officer	Granted	Fiscal Year	Share	Share	Date	0%	5%	10%

Glenn M. Parker	130,750	10.82%	$6.87	$6.87	10/21/2010	$0	$305,406	$693,053
Lewis P. Stone	130,750	10.82%	$6.87	$6.87	10/21/2010	$0	$305,406	$693,053
Robert Gregg	130,750	10.82%	$6.87	$6.87	10/21/2010	$0	$305,406	$693,053
Timothy Fairbanks	25,000	2.07%	$6.87	$6.87	10/21/2010	$0	$58,395	$132,515
Gregory J. Couto	25,000	2.07%	$6.87	$6.87	10/21/2010	$0	$58,395	$132,515

      The following table sets forth certain information concerning exercisable and unexercisable stock options held by the named executive officers as of December 31, 2004:
Aggregated Option Exercises for Last Fiscal Year and Fiscal Year-End Option Values

		Number of
		Securities Underlying		Value of Unexercised
		Unexercised Options		In-the-Money Options
		at December 31, 2004		at December 31, 2004 (a)
	Shares Acquired
Name	on Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable

Glenn M. Parker	—	—	130,750	—	$3,923
Lewis P. Stone	—	—	130,750	—	$3,923
Robert Gregg	—	—	130,750	—	$3,923
Timothy Fairbanks	—	—	25,000	—	$750
Gregory J. Couto	—	—	25,000	—	$750

(a)	Based upon the difference between the exercise price of the option and the $6.90 closing price of the underlying common stock as of December 31, 2004.

Executive Employment Agreements
      The Company has entered into an employment contract with Dr. Parker, its Chief Executive Officer, dated as of March 9, 2004 (the “Parker Agreement”). The term of the Parker Agreement is five years and is extended at the end of the term on an annual basis unless terminated by either party. The Parker Agreement provides for a minimum base salary to be paid to Dr. Parker of $500,000, an annual bonus based upon achievement of goals established by the Company and the payment of additional incentive compensation based upon the satisfaction of one or more performance goals (as defined). Under the Parker Agreement, in the event of Dr. Parker’s constructive or involuntary termination without cause or in the event of a change of control in the Company, Dr. Parker is entitled to termination benefits. Dr. Parker’s termination benefits include payment of an amount equal to his base salary for twenty four months, medical insurance for Dr. Parker and his immediate family for the same period, and full vesting of any unvested stock options or restricted stock then held by him.
      The Company has entered into an employment contract with Mr. Gregg, its Chief Operating Officer, dated as of March 9, 2004 (the “Gregg Agreement”). The term of the Gregg Agreement is five years and is extended at the end of the term on an annual basis unless terminated by either party. The Gregg Agreement provides for a minimum base salary to be paid to Mr. Gregg of $500,000, an annual bonus based on achievement of goals established by the Company and the payment of additional incentive compensation based upon the satisfaction of one or more performance goals. Under the Gregg Agreement, in the event of Mr. Gregg’s constructive or involuntary termination without cause or in the event of a change of control in the Company, Mr. Gregg is entitled to termination benefits. Mr. Gregg’s termination benefits include payment of an amount equal to his base salary for twenty four months, medical insurance for Mr. Gregg and his immediate family for the same period, and full vesting of any unvested stock options or restricted stock then held by him.
      The Company has entered into an employment contract with Mr. Stone, its President, dated as of March 9, 2004 (the “Stone Agreement”). The term of the Stone Agreement is five years and is extended at the end of the term on an annual basis unless terminated by either party. The Stone Agreement provides for a minimum base salary to be paid to Mr. Stone of $500,000, an annual bonus based on achievement of goals established by the Company and the payment of additional incentive compensation based upon the satisfaction of one or more performance goals. Under the Stone Agreement, in the event of Mr. Stone’s constructive or involuntary termination without cause or in the event of a change of control in the Company, Mr. Stone is entitled to termination benefits. Mr. Stone’s termination benefits include payment of an amount equal to his base salary for twenty four months, medical insurance for Mr. Stone and his immediate family for the same period, and full vesting of any unvested stock options or restricted stock then held by him.
      These three employment agreements also provide that if the Company or the key person terminates employment in several specified events, that key person has the right to cause us to repurchase a number of shares of the Company’s Common Stock owned by the key person with a value of up to $3,000,000 based on then current market prices. Alternatively, we may elect to sell these shares of Common Stock to third parties or to register the resale of these shares. In the event a sale or registration results in proceeds less than the key person is to receive related to their right to sell, then the Company is required to pay to the key person the difference between the requested dollar amount and the proceeds of the sale.
Report of the Audit Committee
      The members of the Audit Committee are Don K. Rice, Richard R. Howard and George F. Raymond, Chairman. In the course of its oversight of NationsHealth’s financial reporting process, the Audit Committee of the Board of Directors has:

•	reviewed and discussed with management and Rachlin Cohen & Holtz LLP, NationsHealth’s auditor for the 2004 fiscal year, NationsHealth’s audited financial statements for the fiscal year ended December 31, 2004;

•	discussed with Rachlin Cohen & Holtz LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

•	received the written disclosures and the letter from Rachlin Cohen & Holtz LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

•	reviewed with management and Rachlin Cohen & Holtz LLP, NationsHealth’s critical accounting policies;

•	discussed with management the quality and adequacy of NationsHealth’s internal controls;

•	discussed with Rachlin Cohen & Holtz LLP any relationships that may impact its objectivity and independence; and

•	considered whether the provision of non-audit services by Rachlin Cohen & Holtz LLP is compatible with maintaining the auditor’s independence.
      Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NationsHealth’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

By the Audit Committee,

George F. Raymond, Chairman
Don K. Rice
Richard R. Howard
Other Matters
      The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

Stockholder Recommendations for Director Nominations
      Any stockholder wishing to recommend a director candidate for consideration by the Board of Directors should provide the following information to the Board of Directors, NationsHealth, Inc., 13650 NW 8th Street, Suite 109, Sunrise, FL 33325:
      (a) a brief statement outlining the reasons the nominee would be an effective director for NationsHealth; (b) (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other board of directors and board committee on which the candidate has served during that period, (iii) the number of shares of the Company’s stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with NationsHealth; and (c) (i) the stockholder’s name and record address and the name and address of the beneficial owner of NationsHealth shares, if any, on whose behalf the proposal is made and (ii) the number of shares of the Company’s stock that the shareholder and any such other beneficial owner beneficially own. The Board of Directors may seek further information from or about the stockholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such other beneficial owner.
Deadline for Stockholder Proposals and Director Nominations for the 2006 Annual Meeting of Stockholders
      In order for a stockholder proposal to be considered for inclusion in NationsHealth proxy materials for the 2006 Annual Meeting of Stockholders, it must be received by the Company at 13650 NW 8th Street, Suite 109, Sunrise, FL 33325 (or such other address as is listed as NationsHealth primary executive offices in its periodic reports under the Exchange Act) no later than December 30, 2005.
      In addition, NationsHealth’s Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give advance written notice to NationsHealth’s Secretary on or before March 15, 2006.
Expenses Of Solicitation
      We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of Common Stock, if any. In addition to the use of mails, proxies may be solicited by officers and any of our regular employees in person or by telephone, facsimile and e-mail.

Appendix A
NATIONSHEALTH, INC.
AUDIT COMMITTEE CHARTER

I.	Status
      The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of NationsHealth, Inc. (the “Company”).

II.	Purpose
      The Committee shall discharge the responsibilities of the Board relating to the accounting and financial reporting principles and policies of the Company, the system of internal controls, the quality and integrity of the financial reports of the Company, the independence and performance of the outside auditors of the Company and the compliance of the Company with legal and stock exchange requirements related to financial matters.

III.	Membership
      The Committee shall consist of at least three members of the Board, as the Board shall determine on an annual basis. Each member shall be an independent director, as that term is defined in the rules of the Nasdaq Stock Market or any national securities exchange on which the Company’s securities are listed, as in effect from time to time. In addition, no member of the Committee may (A) accept any consulting, advisory or other compensatory fee from the Company, other than in his or her capacity as a member of the Committee, the Board or another committee of the Board, or (B) be an “affiliated person” of the Company or any subsidiary of the Company within the meaning of Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”).

IV.	Appointment, Resignation and Removal
      The Board shall appoint the chairman and members of the Committee at its first meeting following the annual meeting of stockholders. Each member of the Committee shall be qualified for service on the Committee based on his or her personal integrity and professional experience. A Committee member may resign by delivering his or her written resignation to the Chairman of the Board. A Committee member may be removed by majority vote of the entire Board upon delivery to such member of written notice of removal, to take effect at a date specified therein, or upon delivery of such written notice to such member if no date is specified.

V.	Financial Expertise
      Each member of the Committee shall be financially literate. At least one member of the Committee shall be a “financial expert” as defined in the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). Generally for these purposes, a financial expert is a person who the full board of directors determines has the following attributes:

•	an understanding of GAAP and financial statements;

•	the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals, and reserves;

•	experience (a) preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to those that the issuer’s financial statements can reasonably be expected to raise or (b) actively supervising individuals engaged in these activities;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.
      The audit committee financial expert must have acquired these attributes through:

•	education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor, or experience in a position that involves the performance of similar functions;

•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor, or person performing similar functions;

•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements; or

•	other relevant experience (a brief listing of which must be included as part of the company’s disclosure).

VI.	Duties and Responsibilities of Management
      Management of the Company is responsible for the preparation, presentation and integrity of the financial statements of the Company. Management is responsible for maintaining (A) appropriate accounting and financial reporting principles and policies and (B) internal controls and procedures designed to ensure compliance with accounting standards and applicable law and regulations.

VII.	Duties and Responsibilities of Outside Auditors
      The outside auditors of the Company are responsible for planning and carrying out (A) proper audits and reviews, including without limitation, audits of the annual financial statements of the Company, (B) proper reviews of the quarterly financial statements of the Company prior to the filing of each quarterly report on Form 10-Q or Form 10-QSB and (C) other proper procedures. The outside auditors of the Company are ultimately accountable to the Committee and the Board.

•	Each year the outside auditors of the Company shall submit to management and the Committee a formal written statement as to independence that delineates all relationships between such auditors and the Company, describes each non-audit service proposed to be provided to the Company by such auditors and addresses the matters set forth in Independence Standards Board No. 1.

•	Each year the outside auditors of the Company shall submit to management and the Committee a formal written statement of the fees billed by such auditors for each of the following categories of services:

•	The audit of the annual financial statements of the Company for the fiscal year most recently ended, if audited by such auditors;

•	The reviews of the financial statements included in quarterly reports on Form 10-Q or Form 10-QSB for the fiscal year most recently ended, if reviewed by such auditors;

•	Information technology consulting services provided by such auditors during the fiscal year most recently ended, in the aggregate and by specific service, separately identifying fees for services relating to financial information systems design and implementation; and

•	All other services rendered by such auditors during the fiscal year most recently ended, in the aggregate and by specific service.

•	Each year the outside auditors of the Company shall submit to management and the Committee a report describing (1) the internal quality-control procedures of the Company, (2) any material issues raised by the most recently completed internal quality-control review, peer review or any inquiry or investigation by governmental or professional authorities within the preceding five years in respect to one or more audits carried out by such auditors, (3) any special audit steps adopted in light of material control deficiencies and (4) whether any material weaknesses and significant deficiencies in internal controls may impair the ability of the Company to record, process, summarize and report financial fraud or fraud involving any person with a significant role in the execution of the internal controls of the Company.

•	From time to time the outside auditors of the Company shall report to the Committee with respect to (a) all critical accounting policies and practices used in the preparation and presentation of the financial statements, (b) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by such auditors, (c) the methods used to account for any significant unusual transactions reflected in the financial statement, (d) any emerging areas for which there is a lack of authoritative guidance or a consensus to be following by such auditors and (e) any other material written communications between such auditors and management, such as any management letter or schedule of unadjusted differences.

VIII.	Duties and Responsibilities of Committee
      The function of the Committee is oversight. It is recognized that members of the Audit Committee are not full-time employees of the Company and may not be accountants or auditors by profession or experts in the fields of accounting or auditing, including without limitation in respect of auditor independence. It is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures.
      Consistent with the foregoing, the Committee shall have the following duties and responsibilities:

•	To oversee the accounting and financial reporting principles and policies of the Company and its internal audit controls and procedures;

•	To oversee the preparation, presentation and audit of the financial statements of the Company and the footnotes thereto, including without limitation by (A) reviewing the annual and quarterly financial statements and the disclosure of the Company in the portion of each annual report on Form 10-K or Form 10-KSB and each quarterly report on Form 10-Q or Form 10-QSB filed by the Company with the SEC entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) considering the presentation of non-GAAP financial information;

•	Directly to select and oversee any registered public accounting firm employed by the Company as outside auditors for the purpose of rendering an audit report or related work (or to nominate such auditors for stockholder approval);

•	Directly to evaluate and, when appropriate or necessary, to replace any registered public accounting firm employed by the Company as outside auditors (or to nominate such replacement auditors for stockholder approval);

•	To review and approve in advance all audit services to be provided to the Company by its outside auditors as required by law or stock exchange regulation;

•	To review and approve in advance any non-audit services that are permitted by law or stock exchange regulation to be provided to the Company by its outside auditors and, in such connection, to consider whether any information technology consulting services relating to financial information systems design and implementation or other non-audit services are compatible with maintaining the independence of such auditors;

•	To evaluate at least annually the performance of the lead or coordinating audit partner of the outside auditing firm having primary responsibility for the audit of the financial statements of the Company, or the audit partner of such firm responsible for reviewing the audit, and to ensure that such responsibilities are rotated among partners of such firm at least once every five years;

•	To consider at least annually whether a rotation of the outside auditing firm having primary responsibility for the audit of the financial statements of the Company is warranted in order to ensure auditor independence;

•	To evaluate the independence of the outside auditors of the Company and, in such connection, to establish policies for the hiring of employees or former employees of such auditors in order to ensure that such independence is maintained;

•	To ensure that the outside auditors submit annually the statements and reports described in Section VII above, to discuss with such auditors any relationships or services disclosed in such statements that may impact the objectivity and independence of such auditors and to recommend to the Board appropriate action to ensure the independence of such auditors;

•	To instruct the outside auditors from time to time that they are ultimately accountable to the Board and the Committee;

•	With respect to the internal auditing department, if any, (1) to review the appointment and replacement of the director of the internal auditing department, (2) to advise such director that he or she shall provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and the response of management thereto and (3) to review any reports prepared by outside consultants retained to assist in the internal audit function;

•	With respect to financial reporting principles and policies and internal audit controls and procedures, (a) to advise management, the internal auditing department and the outside auditors that they shall provide to the Committee timely analysis of significant financial reporting issues and practices and (b) to consider any reports or communications (and the response of management and the internal audit department thereto) submitted to the Committee by the outside auditors required by or referred to in Statement of Accounting Standards 61, as it may be modified or supplemented, or by the Chief Executive Officer or the Chief Financial Officer, including without limitation any reports and communications relating to:

•	Deficiencies noted in the audit in the design or operation of internal controls;

•	Consideration of fraud in a financial statement audit;

•	Detection of illegal acts;

•	The responsibility of the outside auditors under generally accepted auditing standards;

•	Significant accounting policies;

•	Adjustments arising from an audit;

•	The responsibility of the outside auditors for other information in documents containing audited financial statements;

•	Disagreements with management;

•	Consultation by management with other accountants;

•	Major issues discussed with management prior to retention of such outside auditors;

•	Difficulties encountered with management in performing an audit;

•	The judgment of the outside auditors about the quality of accounting principles of the Company; and

•	Reviews of interim financial information conducted by the outside auditors;

•	To meet with management, the director of the internal auditing department, if any, and the outside auditors as provided in Section XI below and:

•	To discuss the audited financial statements, the scope of the annual audit and any significant changes to the audit plan;

•	To discuss the internal audit function and each report prepared by the director of the internal auditing department in connection therewith;

•	To discuss the process used by management to formulate sensitive accounting estimates and the basis for the conclusion of the outside auditors that such estimates are reasonable;

•	To discuss the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

•	To discuss any significant matters arising from any audit or report or communication referred to herein, whether raised by management, the internal auditing department or the outside auditors, relating to the financial statements of the Company;

•	To review the form of report or opinion that the outside auditors propose to render to the Board and the stockholders;

•	To discuss significant changes to the auditing and accounting principles, policies, controls, procedures and practices of the Company proposed or contemplated by management, the internal auditing department or the outside auditors; and

•	To inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

•	To obtain from the outside auditors of the Company assurance that each audit has been conducted in a manner consistent with Section 10A of the Exchange Act;

•	To recommend to the Board whether the audited financial statements of the Company for any fiscal year should be included in the annual report on Form 10-K or Form 10-KSB filed with the SEC;

•	To discuss with the Chief Legal Officer (or outside legal counsel if there is no Chief Legal Officer) any significant legal matters that may have a material effect on the financial statements and the compliance policies of the Company, including without limitation material notices to or inquiries received from governmental agencies;

•	To prepare any report or other disclosures, including without limitation any recommendation of the Committee, required by the rules of the SEC to be included in the annual proxy statement of the Company;

•	To establish procedures for (i) the receipt, retention and treatment of tips, concerns and complaints regarding auditing or internal control matters, (ii) the confidentiality and anonymity of any person who communicates such tips, concerns or complaints and (iii) the protection of any such person from retaliatory action by the Company;

•	To establish policies with respect to the public release of information related to the financial results of operations of the Company and any guidance to be provided by management to analysts, rating agencies and other securities market professionals and, in such connection, to meet with management and the outside auditors prior to such public release to discuss such information and the scope of any pending audit matters that have not then been completed;

•	To retain, oversee and terminate any outside advisors (such as attorneys and other professionals) in order to assist in the evaluation of any matter described herein, including the direct authority to approve professional fees and other retention terms related to such evaluation;

•	To review and approve related party transactions and other transaction that may present potential conflict of interest situations;

•	To report on the activities of the Committee to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate;

•	To review this charter at least annually and to recommend any changes to the Board;

•	To perform an annual performance evaluation of the Committee; and

•	To assess the effectiveness of the internal control structures and procedures of the issuer for financial reporting.

IX.	Power and Authority; Appropriate Funding
      The Board delegates to the Committee all powers and authority that are necessary or appropriate to fulfill its duties and obligations hereunder, including without limitation to establish subcommittees for the purpose of evaluating special or unique matters.
      Without limiting the generality of the foregoing, the Committee shall have the power to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants. Notwithstanding the foregoing, the Committee may utilize the services of the regular outside legal counsel to the Company from time to time with respect to legal matters.
      The Company shall provide appropriate funding, as determined by the Committee, for the payment of compensation to the outside auditors of the Company and any advisors employed by the Committee.

X.	Reliance
      The Committee and its members shall be entitled to rely upon (A) the integrity of those persons and organizations within and outside the Company that provide information and (B) absent actual knowledge to the contrary (which shall be promptly reported to the Board), the accuracy of the financial and other information provided to the Committee by such persons or organizations.

XI.	Meetings
      The Committee shall meet at least four times each year, no less frequently than once per quarter, to discuss the annual and quarterly financial statements of the Company and may meet at such other times as the Committee deems necessary or appropriate. In addition, the Committee shall meet periodically and separately at least annually with management, the director of the internal auditing department, if any, and the outside auditors of the Company to discuss any matters that the Committee, any member of the Committee or any such person or organization believes should be discussed privately. The Committee shall report its minutes from each meeting to the Board. The chairman of the Committee shall attend the annual meeting of stockholders and be available to answer questions raised at such meeting.
      The Committee may request any officer or employee of the Company, outside counsel or the outside auditors to attend any meeting of the Committee and to meet with any member of or consultant to the Committee. Members may participate in Committee meetings through a conference call or similar communications process by means of which all persons participating in the meeting may hear each other.

XII.	Committee Action
      A majority of the members present shall decide any question brought before the Committee. Actions by the majority may be expressed either by a vote at a meeting or in writing without a meeting. Two members shall constitute a quorum.

XIII.	Procedures
      The chairman of the Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Committee. The chairman of the Committee shall appoint as secretary a person who may, but need not, be a member of the Committee. The secretary of the Committee shall keep minutes of the meetings of the Committee. A certificate of the secretary of the Committee setting forth the names of the members of the Committee or actions taken by the Committee shall be sufficient evidence at all times as to the persons constituting the Committee and the actions taken.

Appendix B
NATIONSHEALTH, INC. 2005 LONG-TERM INCENTIVE PLAN
ARTICLE 1
Background and Purpose of the Plan
      1.1. Background. This 2005 Long-Term Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and other equity-based awards.
      1.2. Purpose. The purposes of the Plan are (a) to attract and retain highly competent persons as Employees, Directors, and Consultants of the Company; (b) to provide additional incentives to such Employees, Directors, and Consultants; and (c) to promote the success of the business of the Company.
      1.3. 2004 Plan. The NationsHealth, Inc. 2004 Incentive Stock Plan (the “2004 Plan”) shall remain in effect in accordance with its terms, and further option grants may be made under the 2004 Plan after the Effective Date. The adoption of this Plan as of the Effective Date shall not affect the 2004 Plan or the terms of any option granted under the 2004 Plan either before or after the Effective Date.
      1.4. Eligibility. Service Providers who are Employees, Consultants determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, or Directors are eligible to be granted Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.
      1.5. Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.
ARTICLE 2
Share Limits
      2.1. Shares Subject to the Plan.
      (a) Share Reserve. Subject to adjustment under Section 2.3 of the Plan, 2,100,000 Shares shall be initially reserved for issuance pursuant to Awards made under the Plan.
      (b) Shares Counted Against Limitation. If an Award is exercised, in whole or in part, by delivery or attestation of Shares under Section 5.4(b), or if the tax withholding obligation is satisfied by withholding Shares under Section 10.7(b), the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 2.1) shall be the number of Shares that were subject to the Award or portion thereof so exercised and not the net number of Shares actually issued upon such exercise.
      (c) Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part, including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right, then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.
      (d) Limitation on Full-Value Awards. Not more than 50% of the total number of Shares reserved for issuance under the Plan (as adjusted under Section 2.3) may be granted or sold as Awards of Restricted Stock, Restricted Stock Units, unrestricted grants of Shares, and other Awards (“full-value Awards”) whose intrinsic value is not solely dependent on appreciation in the price of Shares after the date of grant. Options and Stock Appreciation Rights shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a full-value Award expires, is forfeited, or otherwise lapses as described in Section 2.1(c), the Shares that were subject to the Award shall be restored to the total number of Shares available for grant or sale as full-value Awards.
      2.2. Individual Share Limit. In any Tax Year, no Service Provider shall be granted Awards with respect to more than 300,000 Shares. The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code, except that the limit shall apply to all Service Providers.

(a) Awards not Settled in Shares. If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.

(b) Canceled Awards. Any Awards that are canceled shall continue to count toward the individual share limit set forth in this Section 2.2.
      2.3. Adjustments.
      (a) In the event that there is any dividend or distribution payable in Shares, or any stock split, reverse stock split, combination or reclassification of Shares, or any other similar change in the number of outstanding Shares, then the maximum aggregate number of Shares available for Awards under Section 2.1 of the Plan, the maximum number of Shares issuable to a Service Provider under Section 2.2 of the Plan, and any other limitation under this Plan on the maximum number of Shares issuable to an individual or in the aggregate shall be proportionately adjusted (and rounded down to a whole number) by the Committee as it deems equitable in its discretion to prevent dilution or enlargement of the rights of the Participants. The Committee’s determination with respect to any such adjustments shall be conclusive.
      (b) In the event that there is any extraordinary dividend or other distribution in respect of the Shares, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, or spin-off, then the Committee shall make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Shares in respect of such event or as the Committee otherwise deems appropriate.
ARTICLE 3
Administration of the Plan
      3.1. Administrator. The Plan shall be administered by the Committee.
      3.2. Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements; (f) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (g) to construe and interpret the terms of the Plan and Award Agreements; (h) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 12.1 of the Plan; (j) to authorize withholding arrangements pursuant to Section 10.7(b) of the Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; and (l) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.
      3.3. Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee.
      3.4. Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.
      3.5. Delegation to Executive Officers. To the extent permitted by Applicable Law, the Board may delegate to one or more Executive Officers the powers: (a) to designate Service Providers who are not Executive Officers as eligible to participate in the Plan; and (b) to determine the amount and type of Awards that may be granted to Service Providers who are not Executive Officers.
      3.6. Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.
ARTICLE 4
Vesting and Performance Objectives
      4.1. General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.
      4.2. Period of Absence from Providing Substantial Services. To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence shall not count toward the required period of service unless the Award Agreement provides otherwise.
      4.3. Performance Objectives.
      (a) Possible Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. The Performance Objectives with respect to any Award may be one or more of the following General Financial and/or Operational Objectives, as established by the Committee in its sole discretion:

(i) General Financial Objectives:

•	Increasing the Company’s net sales

•	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per Share)

•	Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit

•	Achieving a target return on the Company’s (or an Affiliate’s) capital, assets, or stockholders’ equity

•	Maintaining or achieving a target level of appreciation in the price of the Shares

•	Increasing the Company’s (or an Affiliate’s) market share to a specified target level

•	Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period

•	Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period

•	Achieving specified reductions in costs

•	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts

(ii) Operational Objectives:

•	Expanding one or more products into one or more new markets

•	Acquiring a prescribed number of new customers in a line of business

•	Achieving a prescribed level of productivity within a business unit

•	Completing specified projects within or below the applicable budget
      (b) Stockholder Approval of Performance Objectives. The list of possible Performance Objectives set forth in Section 4.3(a), above, and the other material terms of Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders at the first stockholder meeting that occurs in 2010. No Award of Restricted Stock or Restricted Stock Units that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives and other material terms of such Awards, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.
      (c) Documentation of Performance Objectives. With respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).
      (d) Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(d), approved minutes of the Committee shall be adequate written certification.
      (e) Negative Discretion. The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.

ARTICLE 5
Stock Options
      5.1. Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.
      5.2. Type of Option.
      (a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.
      (b) Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.
      5.3. Limitations.
      (a) Maximum Term. No Option shall have a term in excess of 10 years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.
      (b) Minimum Exercise Price. Subject to Section 2.3(b) of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), subject to Section 2.3(b) of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.
      (c) Repricing Prohibited. Except as provided in Section 2.3, the Committee shall not amend any outstanding Option to reduce its exercise price, and shall not grant an Option with a lower exercise price within six months before or after an Option with a higher exercise price is canceled.
      (d) $100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under this Plan, the 2004 Plan, or any other plan of the Company or any Affiliate), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3(d), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted.
      (e) 10% Stockholder. For purposes of this Section 5.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Section 424(d) of the Code.
      5.4. Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), and (c), below.

(a) Cash Equivalent. Consideration may be paid by cash, check, or other cash equivalent approved by the Committee.

(b) Tender or Attestation of Shares. Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered or attested to in exchange for Shares issued under the plan must be held by the Service Provider for at least six months prior to their tender or their attestation to the Company and may not be shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

(c) Broker-Assisted Cashless Exercise. Consideration may be paid by the Participant’s (i) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to a broker (acceptable to the Company) for the Participant’s account, and (ii) irrevocable instructions to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company. A Participant may use this form of exercise only if the exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability. The Company shall deliver an acknowledgement to the broker upon receipt of instructions to deliver the Shares, and the Company shall deliver the Shares to such broker upon the settlement date. Upon receipt of the Shares from the Company, the broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price. Shares acquired by a cashless exercise shall be deemed to have a Fair Market Value on the Option exercise date equal to the gross sales price at which the broker sold the Shares to pay the exercise price.
      5.5. Exercise of Option.
      (a) Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.
      (b) Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Option within such period of time as is specified in the Award Agreement, subject to the following conditions:

(i) An Option may be exercised after the Participant’s Termination of Service only to the extent that the Option was vested as of the Termination of Service;

(ii) An Option may not be exercised after the expiration of the term of such Option as set forth in the Award Agreement;

(iii) Unless a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may not exercise an Incentive Stock Option more than three months after such Termination of Service;

(iv) If a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may exercise an Incentive Stock Option up to 12 months after Termination of Service; and

(v) After the Participant’s death, his Beneficiary may exercise an Incentive Stock Option only to the extent that the deceased Participant was entitled to exercise such Incentive Stock Option as of the date of his death.

In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months after the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.
      (c) Rights as a Stockholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option. In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.
      5.6. Repurchase Rights. The Committee shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.
ARTICLE 6
Stock Appreciation Rights
      6.1. Terms of Stock Appreciation Right. The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right, except the medium of settlement, shall be as determined by the Committee and shall be stated in the Award Agreement. All Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.
      6.2. Exercise of Stock Appreciation Right.
      (a) Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.
      (b) Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation right is vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.
      (c) Rights as a Stockholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right. If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, a Stock Appreciation Right are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Stock Appreciation Right between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Stock Appreciation Right. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.
ARTICLE 7
Restricted Stock
      7.1. Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
      7.2. Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
      7.3. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
      7.4. Removal of Restrictions. Except as otherwise provided in this Article 7, and subject to Section 10.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2 1/2 months after the end of the Tax Year in which the Period of Restriction ends.
      7.5. Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.
      7.6. Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.

(a) If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

(b) If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2 1/2 months after the Tax Year in which the dividend or distribution becomes nonforfeitable.
      7.7. Right of Repurchase of Restricted Stock. If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction or (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost).

ARTICLE 8
Restricted Stock Units
      8.1. Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.
      8.2. Settlement of Restricted Stock Units. Subject to Section 10.5 of the Plan, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2 1/2 months after the end of the Tax Year in which the Period of Restriction ends.
      8.3. Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2 1/2 months after the Tax Year in which the record date for the dividend or distribution occurs.
      8.4. Forfeiture. If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction, or (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation thereunder.
ARTICLE 9
Other Equity-based Awards
      9.1. Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including the grant of Shares upon the achievement of a Performance Objective and the grant of securities convertible into Shares.
ARTICLE 10
Additional Terms of Awards
      10.1. No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.
      10.2. No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company; nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company.

      10.3. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
      10.4. Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Nonstatutory Stock Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.
      10.5. Conditions on Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.
      10.6. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
      10.7. Withholding.
      (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.
      (b) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.
      10.8. Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of exercisability of Options and Stock Appreciation Rights in the event of a change in control of the Company, provisions for the cancellation of Awards in the event of a change in control of the Company, and provisions to comply with Applicable Laws.

      10.9. Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.
      10.10. Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.
ARTICLE 11
Term, Amendment, and Termination of Plan
      11.1. Term of Plan. The Plan shall become effective on the Effective Date.
      11.2. Termination of the Plan. The Plan shall terminate upon the earliest to occur of (i) April 24, 2015; (ii) the date that is 10 years after the Plan is approved by the Company’s stockholders; (iii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iv) the date determined by the Board pursuant to its authority under Section 11.3 of the Plan.
      11.3. Amendment of the Plan. The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
      11.4. Effect of Amendment or Termination. Except as provided in Section 11.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
      11.5. Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events. The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (a) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (b) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right.
ARTICLE 12
Miscellaneous
      12.1. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All sub-plans adopted by the Board shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.
      12.2. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
      12.3. Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.
      12.4. Expenses. The costs of administering the Plan shall be paid by the Company.
      12.5. Severability. If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
      12.6. Construction. Unless the contrary is clearly indicated by the context, (1) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (2) the use of the singular shall also include within its meaning the plural and vice versa; and (3) the word “include” shall mean to include, but not to be limited to.
      12.7. No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).
      12.8. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
      12.9. Complete Statement of Plan. This document is a complete statement of the Plan.

APPENDIX
      As used in the Plan, the following terms shall have the following meanings:

(a) “Affiliate” means an entity that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing.

(b) “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

(d) “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e) “Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

(f) “Board” means the board of directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

(h) “Committee” means the Compensation Committee of the Board, which has been constituted by the Board to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 162(m) of the Code, and/or other Applicable Laws.

(i) “Company” means NationsHealth, Inc., a Delaware corporation, or any successor thereto.

(j) “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services to such entity.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m) “Effective Date” means April 25, 2005; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.

(n) “Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

(q) “Fair Market Value” means, with respect to Shares as of any date (except in the case of a cashless exercise pursuant to Section 5.4(c)), the closing sale price per share of such Shares (or the closing bid, if no sales were reported) as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, such other source as the Committee deems reliable.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t) “Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. An Option may be an Incentive Stock Option or a Nonstatutory Stock Option.

(u) “Participant” means the holder of an outstanding Award granted under the Plan.

(v) “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.

(w) “Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

(x) “Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

(y) “Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 8 of the Plan.

(z) “Service Provider” means an Employee, Director, or Consultant.

(aa) “Share” means a share of the Company’s common stock.

(bb) “Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan.

(cc) “Tax Year” means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.

(dd) “Termination of Service” means the date an individual ceases to be a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy.

(Front of Proxy Card)

NATIONSHEALTH, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of NationsHealth, Inc. hereby appoints Timothy Fairbanks or James Goldsmith, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders (the “2005 Annual Meeting”) to be held at 9:00 a.m., local time, on Friday, June 17, 2005, at 13650 N.W. 8th Street, Sunrise, Florida, and at any adjournments of the meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR the adoption of the NationsHealth, Inc. 2005 Long-Term Incentive Plan as described in Proposal 2, FOR the ratification of the auditors as described in Proposal 3 and in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Secretary, or by attending the 2005 Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2005 Annual Meeting.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

(CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

(Back of Proxy Card)

2005 ANNUAL MEETING OF STOCKHOLDERS

NATIONSHEALTH, INC.

JUNE 17, 2005

☒           PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.           To elect four directors to serve for three-year terms (Class I).

NOMINEES
	WITHHOLD	Timothy Fairbanks
FOR	AUTHORITY	Gary D. Small
all nominees listed	to vote for all nominees listed	Michael D. Tabris
☐	☐	Raymond N. Steinman

FOR, EXCEPT WITHHOLD AUTHORITY to vote for the following nominees only:

(write the name of the nominee(s) in the space below),

2.           To adopt the NationsHealth, Inc. 2005 Long-Term Incentive Plan.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.           To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2005.

FOR	☐	AGAINST	☐	ABSTAIN	☐

SIGNATURE(S) OF STOCKHOLDER(S) OR AUTHORIZED REPRESENTATIVE(S)

NOTE:	Please date and sign exactly as your name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.

Signature(s) of Stockholder(s) or Authorized Representative(s)	Date